QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on May 10, 2019.

File No. 001-38845

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
 FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

Mallinckrodt Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	30-1163574 (I.R.S. Employer Identification Number)

385 Marshall Avenue, Webster Groves, Missouri 63119
(Address of principal executive offices)

314-654-2000
(Registrant's telephone number, including area code)

        Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on which Each Class is to be Registered
Common Stock, $0.01 par value	New York Stock Exchange

        Securities to be registered pursuant to Section 12(g) of the Act: None

        Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐ Emerging growth company ☒

        If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

 MALLINCKRODT INC.

INFORMATION REQUIRED IN REGISTRATION STATEMENT
CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT
AND ITEMS OF FORM 10

        Certain information required to be included herein is incorporated by reference to specifically identified portions of the body of the information statement filed herewith as Exhibit 99.1. None of the information contained in the information statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.

Item 1.    Business.

        The information required by this item is contained under the sections of the information statement entitled "Information Statement Summary," "Risk Factors," "Cautionary Statement Concerning Forward-Looking Statements," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business," "Certain Relationships and Related Person Transactions" and "Where You Can Find More Information." Those sections are incorporated herein by reference.

Item 1A.    Risk Factors.

        The information required by this item is contained under the section of the information statement entitled "Risk Factors." That section is incorporated herein by reference.

Item 2.    Financial Information.

        The information required by this item is contained under the sections of the information statement entitled "Capitalization," "Unaudited Pro Forma Condensed Combined Financial Statements," "Selected Historical Combined Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." Those sections are incorporated herein by reference.

Item 3.    Properties.

        The information required by this item is contained under the sections of the information statement entitled "Business—Manufacturing and Distribution," "Business—Sales, Marketing and Customers" and "Business—Properties." Those sections are incorporated herein by reference.

Item 4.    Security Ownership of Certain Beneficial Owners and Management.

        The information required by this item is contained under the section of the information statement entitled "Security Ownership of Certain Beneficial Owners and Management." That section is incorporated herein by reference.

Item 5.    Directors and Executive Officers.

        The information required by this item is contained under the section of the information statement entitled "Management." That section is incorporated herein by reference.

Item 6.    Executive Compensation.

        The information required by this item is contained under the sections of the information statement entitled "Executive Compensation," and "Director Compensation." Those sections are incorporated herein by reference.

Item 7.    Certain Relationships and Related Transactions, and Director Independent.

        The information required by this item is contained under the sections of the information statement entitled "Management" and "Certain Relationships and Related Person Transactions." Those sections are incorporated herein by reference.

Item 8.    Legal Proceedings.

        The information required by this item is contained under the section of the information statement entitled "Business—Legal Proceedings" and is incorporated herein by reference.

Item 9.    Market Price of and Dividends on the Registrant's Common Equity and Related Stockholder Matters.

        The information required by this item is contained under the sections of the information statement entitled "Dividends," "Capitalization," "The Separation" and "Description of Our Capital Stock." Those sections are incorporated herein by reference.

Item 10.    Recent Sales of Unregistered Securities.

        The information required by this item is contained under the section of the information statement entitled "Description of Our Capital Stock—Sale of Unregistered Securities." That section is incorporated herein by reference.

Item 11.    Description of Registrant's Securities to be Registered.

        The information required by this item is contained under the sections of the information statement entitled "Dividends," "The Separation" and "Description of Our Capital Stock." Those sections are incorporated herein by reference.

Item 12.    Indemnification of Directors and Officers.

        The information required by this item is contained under the section of the information statement entitled "Description of Our Capital Stock—Limitations on Liability, Indemnification of Officers and Directors and Insurance." That section is incorporated herein by reference.

Item 13.    Financial Statements and Supplementary Data.

        The information required by this item is contained under the section of the information statement entitled "Index to Combined Financial Statements" and the financial statements referenced therein. That section is incorporated herein by reference.

Item 14.    Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

        None.

Item 15.    Financial Statements and Exhibits.

(a)
Financial Statements

        The information required by this item is contained under the section of the information statement entitled "Index to Combined Financial Statements" and the financial statements referenced therein. That section is incorporated herein by reference.

(b)
Exhibits

        See below.

        The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description
2.1	Form of Separation and Distribution Agreement by and between Mallinckrodt plc and Mallinckrodt Inc.*
2.2	Form of Transition Services Agreement by and between Mallinckrodt plc and Mallinckrodt Inc.*
2.3	Form of Tax Matters Agreement by and between Mallinckrodt plc and Mallinckrodt Inc.*
2.4	Form of Employee Matters Agreement by and between Mallinckrodt plc and Mallinckrodt Inc.*
3.1	Form of Amended and Restated Certificate of Incorporation of Mallinckrodt Inc.*
3.2	Form of Amended and Restated Bylaws of Mallinckrodt Inc.*
21.1	Subsidiaries of Mallinckrodt Inc.*
99.1	Information Statement of Mallinckrodt Inc., preliminary and subject to completion, dated May 10, 2019
99.2	Form of Notice of Internet Availability of Information Statement Materials*

*
To be filed by amendment.

 SIGNATURES

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

MALLINCKRODT INC.
By:	/s/ MATTHEW K. HARBAUGH
	Name:	Matthew K. Harbaugh
	Title:	President and Chief Executive Officer

Date: May 10, 2019

QuickLinks

MALLINCKRODT INC. INFORMATION REQUIRED IN REGISTRATION STATEMENT CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10
  Item 1. Business .
  Item 1A. Risk Factors .
  Item 2. Financial Information .
  Item 3. Properties .
  Item 4. Security Ownership of Certain Beneficial Owners and Management .
  Item 5. Directors and Executive Officers .
  Item 6. Executive Compensation .
  Item 7. Certain Relationships and Related Transactions, and Director Independent .
  Item 8. Legal Proceedings .
  Item 9. Market Price of and Dividends on the Registrant's Common Equity and Related Stockholder Matters .
  Item 10. Recent Sales of Unregistered Securities .
  Item 11. Description of Registrant's Securities to be Registered .
  Item 12. Indemnification of Directors and Officers .
  Item 13. Financial Statements and Supplementary Data .
  Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure .
  Item 15. Financial Statements and Exhibits .
SIGNATURES